                                                                     EXHIBIT 5.2

                      (FUTRO & TRAUERNICHT LLC LETTERHEAD)

                                September 5, 2003

Board of Directors
Prime Rate Income & Dividend Enterprises, Inc.
1401 - 17th Street Suite 1150
Denver, Colorado  80202

         Re:   Registration Statement on Form S-8 for the
               "Prime Rate Income & Dividend Enterprises, Inc. 2003 Stock Plan" OPINION OF COUNSEL NO. 03-248.1

Gentlemen:

         We have acted as counsel to Prime Rate Income & Dividend Enterprises, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") covering registration under the Securities Act of 1933, as amended, of 730,000 shares of the Company's common stock, no par value per share (the "Common Stock"), pursuant to the employee benefit plan of the Company entitled the "Prime Rate Income & Dividend Enterprises, Inc. 2003 Stock Plan" dated February 10, 2003 (the "Plan").

         For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

         On the basis of and in reliance upon the foregoing examination and assumptions, we are of the opinion that assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being offered under the Plan, when issued in accordance with the Registration Statement and the provisions of the Plan, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                              /s/ Futro & Trauernicht LLC

                                              FUTRO & TRAUERNICHT LLC